Filed pursuant to Rule 424(b)(5)

Registration No. 333-283813

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 29, 2024)

44,370 Shares of Common Stock

Pre-Funded Warrants to Purchase 37,063 Shares of Common Stock

Sadot Group Inc. (the “Company” or “we”) is offering (the “Offering”) 44,370 shares of our common stock (the “Shares”) at a purchase price of $6.14 per share and, in lieu of offering the Shares to certain investors that so choose, pre-funded warrants (the “Warrants”) to purchase 37,063 shares of our common stock (the “Warrant Shares”) pursuant to this prospectus supplement. The purchase price of each pre-funded warrant will be $6.1399, which is equal to the price per share at which shares of common stock are sold in the offering, minus $0.0001, the exercise price of each pre-funded warrant. This prospectus supplement also relates to the offering of the Warrant Shares upon the exercise of such Warrants.

We have retained Digital Offering LLC (“Digital Offering” or the “Placement Agent”), as placement agent with respect to this Offering. The Placement Agent is not purchasing or selling any shares offered hereby, nor is the Placement Agent required to arrange for the purchase or sale of any specific number or dollar amount of shares, but they have agreed to use their best efforts to arrange for the sale of all of the shares. We have agreed to pay the Placement Agents’ fees including 1.25% of the gross proceeds from the sale of the shares sold by Digital Offering being offered hereby. See “Plan of Distribution” beginning on page S-16 of this prospectus supplement for more information regarding these arrangements.

Our common stock is traded on the Nasdaq Capital Market under the symbol “SDOT.” On September 22, 2025, the last reported sales price of our common stock on the Nasdaq Capital Market was $7.03 per share. There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to list the Warrants on the Nasdaq Capital Market or on any other national securities exchange or nationally recognized trading system.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The aggregate market value of our outstanding common stock held by non-affiliates as of the date of this prospectus supplement was approximately $5,251,024, based on 991,443 shares of common stock outstanding, approximately 880,060 of which were held by non-affiliates, and a per share price of $11.00 based on the closing sale price of our common stock on July 24, 2025. We previously sold approximately $2,500,000 of securities pursuant to General Instructions I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000, or the Baby Shelf Limitation.

	Per Share	Total
Offering price	$6.14	$500,000
Placement Agents fees (1)	$0.07675	$6,250
Proceeds, before expenses, to us	$6.06325	$493,750

(1)	See “Plan of Distribution” for additional information regarding Placement Agents compensation and estimated offering expenses.

Delivery of the shares of common stock to the investors through the facilities of The Depository Trust Company and delivery of the Warrants, is expected to be made on or about September 23, 2025.

Digital Offering LLC, placement agent

The date of this prospectus supplement is September 23, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. Neither we nor the Placement Agents have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information and Incorporation of Certain Information by Reference.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: Sadot Group Inc., 295 E. Renfro Street, Suite 209, Burleson, Texas 76028, telephone number 832-604-9568.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the Placement Agents have not, authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms, the terms “SDOT,” “Sadot,” “Sadot Group,” the “Company,” “we,” “our” or “us” in this prospectus refer to Sadot Group Inc. and its consolidated subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain or incorporate forward-looking statements. These forward-looking statements reflect management’s beliefs and assumptions. In addition, these forward-looking statements reflect management’s current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

The factors described under “Risk Factors” in this prospectus supplement and in any documents incorporated by reference herein, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. Any forward-looking statement speaks only as of the date of this prospectus supplement. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our shares of common stock and the pre-funded warrants. You should carefully read this entire prospectus supplement and accompanying prospectus, including the information incorporated herein and therein, including the “Risk Factors” section contained in this prospectus supplement and the other documents incorporated by reference into this prospectus supplement.

Overview

Sadot Group Inc. is our parent company and is headquartered in Burleson, Texas. In late 2022, Sadot Group began a transformation from a U.S.-centric restaurant business into a global organization focused on the Agri-Foods supply-chain. As of June 30, 2025, Sadot Group consisted of 1 distinct operating unit and 1 discontinued operations.

Sadot LLC (“Sadot Agri-Foods”): Sadot Group’s largest operating unit is a global Agri-Foods company engaged in farming, commodity trading and shipping of food and feed (e.g., soybean meal, wheat and corn) via dry bulk cargo ships across the globe. Sadot Agri-Foods competes with the ABCD commodity companies (ADM, Bunge, Cargill, Louis-Dreyfus) as well as many regional organizations. Sadot Agri-Foods operates, through a majority owned subsidiary, a roughly 5,000 acre crop producing farm in Zambia with a focus on major commodities such as wheat, soy and corn alongside high-value tree crops such as avocado and mango. Sadot Agri-Foods was formed as part of the Company’s diversification strategy to own and operate, through its subsidiaries, the business lines throughout the food supply chain. Sadot Agri-Foods seeks to diversify over time into a sustainable and forward-looking global agri-foods company.

Sadot Restaurant Group, LLC (“Sadot Food Services”): has three unique “healthier for you” concepts, including two fast casual restaurant concepts, Pokémoto and Muscle Maker Grill, plus one subscription-based fresh prep meal concept, SuperFit Foods. SuperFit Foods was sold in August 2024. This entire operating segment was identified as held for sale. Please see Note 3 – Assets held for sale and Note 4 – Discontinued operations for further details.

Our Industry

Sadot Agri-Foods:

Sadot LLC, through its subsidiaries, Sadot Latam, Sadot Brazil, Sadot Canada, Sadot Dubai and Sadot Enterprises (Zambia Farm), operates to enhance global food security by establishing an integrated supply-chain within the international Agri-food commodity industry that includes shipping, sourcing, farming and production. Our current primary focus is on farming, trading and shipping food and feed commodity items such as soy meal, corn and wheat between countries via containers or cargo ships. These shipments enhance global food security by providing raw materials and ingredients to various food manufacturers as part of the overall food supply chain.

Sadot Latam LLC (“Sadot Latam”): In May 2023, the Company expanded its Sadot Agri-Foods subsidiary within the agri-commodity sourcing and trading operations into North, Central and South America.

Sadot Enterprises Limited Ltd (“Sadot Enterprises”: Sadot Farm Operations (“Sadot Zambia” is 100% owned by Sadot Enterprises Limited, which is 70% owned by Sadot LLC) includes approximately 5,000 acres of farmland in the Mkushi Region of Zambia which was acquired in August of 2023. Farm operations are focused on the supply of grains (soy, corn and wheat) as well as tree crops (mango and avocado).

Sadot Brasil Ltda (“Sadot Brazil”): In December 2023 Sadot Agri-Foods onboarded a team of seasoned industry professionals in Brazil to form Sadot Brazil. Sadot Brazil provides access to new trade routes originating in North, Central, and South America with destinations to various markets in Central and South America, as well as considerably enhancing its sourcing capabilities in one of the most important agricultural production regions worldwide.

Sadot Canada Inc (“Sadot Canada”): In July and August 2024 the Company expanded its Sadot Agri-Foods operations with the expansion into Canada. This entity is focused on commodity trading in Canada.

Sadot Agri FZCO (“Sadot Dubai”): In September 2024 the Company expanded its Sadot Agri-Foods operation with the expansion into United Arab Emirates. This entity was established to expand our banking and financing opportunities and for agri-food sourcing and transition our Black Sea trading operations from Sadot LLC to Sadot Dubai. Sadot Dubai will focus on trades in Black Sea and European based originations with Southeast Asian & China destinations.

Sadot Food Service:

Over the past year, the Company converted all its corporately owned and operated locations into franchise owned locations or closed underperforming locations. This strategy helped position the division to potentially divest the restaurants allowing the Company to focus on its international Agri-Foods supply chain business segments. The division sold SuperFit Foods in August 2024 and currently only operates as the franchisor for Muscle Maker Grill and Pokémoto restaurants which are identified as Assets held for sale.

Our Strategy

With the substantial pivot in the company’s strategy over the past two years, the Company will be focusing its growth on the international Agri-Foods supply-chain, including farming, commodity trade and shipping operations and is actively selling its legacy restaurant business. Our goal is to continue enhancing the Sadot Group Inc. global operations by creating a comprehensive, global Agri-Foods company that encompasses farming, agricultural commodity shipping and trading, distribution and production.

Recent Developments

Equity Line

On September 23, 2025, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Helena Global Investment Opportunities I Ltd. (the “Investor”). Pursuant to the Purchase Agreement, the Company shall have the right to issue and sell to the Investor, from time to time as provided therein, and the Investor shall purchase from the Company, up to $10,000,000 (the “Commitment Amount”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), subject to certain limitations and conditions set forth in the Purchase Agreement. The Company is not obligated to sell any shares of Common Stock pursuant to the Purchase Agreement except as specified therein.

Under the Purchase Agreement, subject to the satisfaction of certain conditions, the Company may, in its sole discretion, deliver written notices (each, an “Advance Notice”) to the Investor to purchase a portion of the Commitment Amount (each, an “Advance”). The amount of each Advance may not exceed the Maximum Advance Amount, which is the lesser of (i) 100% of the average of the Daily Value Traded of the Common Stock over the ten (10) Trading Days immediately preceding an Advance Notice, and (ii) $5,000,000, unless otherwise mutually agreed by the parties. For purposes of the Purchase Agreement, “Daily Value Traded” is the product obtained by multiplying the daily trading volume of the Common Stock on the Principal Market during regular trading hours as reported by Bloomberg L.P., by the VWAP for such Trading Day.

The shares of Common Stock purchased pursuant to an Advance will be purchased at a price (the “Purchase Price”) equal to 97% of the lowest daily closing VWAP during the Pricing Period minus clearing fees, brokerage fees, transfer agent fees and legal costs associated with the applicable Advance; provided that if during any Trading Day during the Pricing Period the VWAP at the end of any given 1-hour interval has changed by +/- 7% versus the previous 1-hour interval, the VWAP for such Trading Day will be deemed to be 90% of the Investor’s sale execution for that day in respect of the Common Stock. The Pricing Period is generally three (3) Trading Days commencing on the date of the Investor’s receipt of the Common Stock relating to such Advance (subject to adjustments for Secondary Advances). The last 30 minutes of trading on such Trading Day during the Pricing Period will be deemed as the final “1-hour” interval of such Trading Day.

Pursuant to the Purchase Agreement, the Company agreed that if it has not submitted Advance Notices in an aggregate amount of at least $2,000,000 (the “Threshold Amount”) prior to the date that is six (6) months following the effective date of the registration, it shall pay to the Investor in liquidated damages the amount of $100,000 for every 30 day period thereafter until it shall have submitted Advance Notices in an amount equal to the Threshold Amount.

Sales of shares of Common Stock to the Investor under the Purchase Agreement will be subject to certain limitations, including (i) an Ownership Limitation providing that the Company shall not issue, and the Investor shall not purchase, any shares of Common Stock if such issuance would cause the Investor’s beneficial ownership to exceed 4.99% of the then issued and outstanding shares of Common Stock, (ii) a Registration Limitation providing that the Company shall not issue any shares of Common Stock if such issuance would exceed the number of Registrable Securities registered on an effective Registration Statement, and (iii) an Exchange Cap providing that the Company shall not issue or sell any shares of Common Stock pursuant to the Purchase Agreement in an amount that would exceed 19.99% of the shares of Common Stock outstanding immediately prior to the date of the Purchase Agreement, unless stockholder approval is obtained.

In consideration for the Investor’s execution and delivery of the Purchase Agreement, the Company shall issue to the Investor Commitment Fee Shares having an aggregate value of $100,000, calculated as $100,000 divided by the lowest one-day VWAP during the five (5) Trading Days immediately preceding the entry into the Purchase Agreement (the “Original Commitment Fee Share Amount”). If the closing price of the Common Stock on the Principal Market on the Trading Day the Registration Statement is declared effective is less than the Commitment Fee Share Reference Price, the Company shall issue additional Make-Whole Shares such that the total Commitment Fee Shares equal $100,000 divided by such closing price, minus the Original Commitment Fee Share Amount. The Commitment Fee Shares will bear a standard restrictive legend and be Registrable Securities under the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties of the Company, indemnification rights, and agreements of the parties, as well as certain customary covenants.

The Purchase Agreement will terminate on the earliest to occur of (i) the expiration of the Commitment Period (which commences on the date of the Purchase Agreement and expires upon termination in accordance with the Purchase Agreement), (ii) the date on which the Investor shall have purchased the total Commitment Amount pursuant to the Purchase Agreement, (iii) the date the Purchase Agreement is terminated pursuant to its terms, or (iv) the date on which the Common Stock fails to be listed or quoted on the Nasdaq Capital Market or other eligible market.

The Company has agreed to file a registration statement with the SEC within 15 days of the date of the Purchase Agreement (“Filing Deadline”) and to use commercially reasonable efforts to have it declared effective in no event later than 90 calendar days following the date of the Purchase Agreement (“Effectiveness Deadline”). If the Registration Statement is not filed by the Filing Deadline or declared effective by the Effectiveness Deadline, the Company will be unable to issue Advances under the Purchase Agreement until such registration statement is filed and effective, as the Investor would be unable to resell the shares without an effective Registration Statement. Such failure may constitute a material breach of the Purchase Agreement, entitling the Investor to terminate the Agreement and seek other remedies, including indemnification for any losses incurred. If the registration statement is not filed on or prior to the Filing Deadline or a registration statement is not declared effective by the SEC by the Effectiveness Deadline, then, in addition to any other rights the Investor may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date, the Company shall pay to the Investor an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.0% multiplied by the Commitment Amount.

The Company intends to use the net proceeds from any sales of Common Stock pursuant to the Purchase Agreement, if any, for working capital and general corporate purposes.

The issuance of the shares of Common Stock pursuant to the Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company has agreed to file one or more registration statements (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering the resale by the Investor of the Registrable Securities (which include the Commitment Fee Shares, the shares issued pursuant to Advances, and any securities issued in respect thereof) in accordance with the terms of the Purchase Agreement.

Nasdaq

On September 9, 2025, the Company received a letter (the “Staff Determination”) from the Listing Qualifications Department (the “Staff”) of Nasdaq notifying the Company that the Staff has determined that the Company’s common stock had a closing bid price of less than $1.00 per share over the previous 30 consecutive business days from July 28, 2025 through September 8, 2025, and, as a result, does not comply with the Rule.

The Company is not eligible for the 180-calendar day compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A) because the Company effected a 1-for-10 reverse stock split on October 18, 2024, which occurred during the prior one-year period.

The Staff Determination notified the Company that its common stock would be delisted from The Nasdaq Capital Market unless the Company requests a hearing. Accordingly, the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The Company’s hearing request will automatically stay any suspension or delisting action of the Company’s securities pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing. A hearing will be scheduled for October 21, 2025.

Reverse Split

The Board unanimously approved a reverse split of the Company’s common stock at a ratio of one-for-ten (the “Reverse Stock Split”). On September 9, 2025, the Company filed a Certificate of Change Pursuant to NRS 78.209 with the Nevada Secretary of State to effect the Reverse Stock Split, which became effective 12:01 am eastern on September 15, 2025. As a result of the Reverse Stock Split, every 10 shares of the Company’s common stock issued and outstanding on the effective date were consolidated into one issued and outstanding share. All stockholders who would be entitled to receive fractional shares as a result of the Reverse Stock Split received one whole share for their fractional share interest. There was no change in the par value of our common stock.

December Notes

On December 3, 2024, we entered into a Purchase Agreement (the “December 2024 Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with certain institutional investors (“December 2024 Purchasers”) and issued an aggregate of $3.75 million aggregate principal amount of convertible senior notes due in 2025 (the “December 2024 Convertible Notes”) for aggregate gross proceeds of approximately $3.0 million, before deducting fees to the placement agent and other expenses payable by the Company. Pursuant to the December 2024 Agreement, the December 2024 Convertible Notes were issued with an original issue discount of 20%. On July 23, 2025, the Company entered into an Amendment and Waiver with the December 2024 Purchasers, amending the certain December 2024 Agreement and the December 2024 Notes. On September 22, 2025, the Company and the December 2024 Purchasers entered into a Waiver, which among other things, provided that the conversion price will be equal to 97% of the lowest closing price of the Common Stock during the three (3) Trading Days immediately prior to the date of conversion into shares of Common Stock. Further, the Company agreed to increase the percentage of the net proceeds of any future capital raises to repay the outstanding balance of the December 2024 Notes from 19% to 21% and agreed to a lock up of 30 days.

October 2024 Notes

On October 22, 2024, the Company entered into a Securities Purchase Agreement with an accredited investor (the “October 2024 Purchaser”), pursuant to which the Company issued a convertible promissory note (the “October 2024 Note”) in the principal amount of $1,375,000 for a purchase price of $1,100,000, reflecting an original issue discount of $275,000. The October 2024 Note was originally due on April 10, 2025, and bears interest payable on the maturity date. On July 23, 2025, the Company entered into an amendment to the October 2024 Note. On September 22, 2025, the Company and the October 2024 Purchaser entered into a Waiver, which among other things, provided that the conversion price will be equal to 97% of the lowest closing price of the Common Stock during the three (3) Trading Days immediately prior to the date of conversion into shares of Common Stock. Further, the Company agreed to increase the percentage of the net proceeds of any future capital raises to repay the outstanding balance of the October 2024 Notes from 6% to 6.5% and agreed to a lock up of 30 days.

Legal Proceedings

On September 3, 2025, Star Fund I LP (“Star Fund”) filed a complaint against the Company, its subsidiary Sadot Latam LLC (“Sadot Latam”), Lombard Trading International Corp. (“Lombard”), and Goldengrain International, Inc. in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida. The complaint alleges, among other things, breach of contract, fraudulent misrepresentation, negligent misrepresentation, fraudulent concealment, breach of promissory note, breach of parent company guaranty, breach of account debtor obligations, imposition of constructive trust, unjust enrichment, conversion, and violation of Florida Statutes § 679.4061, arising from a factoring agreement pursuant to which Star Fund advanced approximately $2.5 million to Sadot Latam, secured by a parent company guaranty from the Company, in reliance on representations regarding a $2,941,176.33 invoice purportedly owed by Lombard. Star Fund seeks damages in excess of $2.9 million, plus interest, attorneys' fees, punitive damages where applicable, and other relief. The Company believes the claims are without merit and intends to defend the action vigorously.

Corporate Information

Our principal executive offices are located at 295 E. Renfro Street, Suite 209, Burleson, Texas 76028, and our telephone number at that address is (832) 604-9568. Our website is https://www.sadotgroupinc.com. The information contained on, or that can accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

For more information about our business, please see our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” meaning that the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

Common Stock we are offering	44,370 shares of common stock

Pre-Funded Warrants Offered by Us	We are also offering, in lieu of Shares to the investor that so choose, pre-funded warrants (“Warrants”) to purchase 37,063 shares of our common stock. The purchase price of each Warrant is equal to the price per Share are being sold in this offering, minus $0.0001, the exercise price of each pre-funded warrant. Each Warrant will be exercisable from the date of issuance until fully exercised, subject to an ownership limitation. See “Description of Pre-Funded Warrants.” This prospectus supplement also relates to the offering of the shares of our common stock issuable upon the exercise of such Warrants (“Warrant Shares”).

Common stock to be outstanding after this offering	991,443 shares, assuming no exercise of any pre-funded warrants offered and sold by us.

Offering price	$6.14 per share

Use of proceeds	We estimate the net proceeds to us from this offering will be approximately $985 thousand, after deducting Placement Agents fees and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital.

Dividend policy	We do not anticipate paying any cash dividends on our common stock for the foreseeable future.

Nasdaq symbol	“SDOT”, we do not intend to list the Warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Warrants will be limited.

Risk factors	Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 2 of the accompanying prospectus and the documents incorporated by reference herein.

Unless we indicate otherwise, all information in this prospectus is based on 991,443 shares of common stock outstanding as of September 22, 2025, and excludes, as of that date:

●	155,433 shares of common stock issuable upon exercise of certain warrants at a weighted average exercise price of $19.71;

●	4,675 shares of common stock issuable upon exercise of certain stock options at a weighted average exercise price of $13.27 per share; and

●	565,738 shares of common stock issuable upon conversion of Convertible Notes outstanding in the approximate principal amount of $3,968,708.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to other information contained in this prospectus supplement and in the accompanying prospectus, before investing in our securities, you should carefully consider the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and in any other documents incorporated by reference into this prospectus, as updated by our future filings. These risks are not the only ones faced by us. Additional risks not known or that are deemed immaterial could also materially and adversely affect our financial condition, results of operations, our products, business and prospects. Any of these risks might cause you to lose all or a part of your investment.

RISKS RELATED TO OUR SECURITIES AND THE OFFERING

We face significant operational challenges in our global agri-foods operations, which have resulted in a significant curtailing of our operations and could materially adversely affect our business, financial condition, results of operations, and future prospects.

Our business involves farming, commodity trading, and shipping of food and feed products, such as soybean meal, wheat, and corn, via dry bulk cargo ships across global markets. We have recently encountered substantial operational issues that have severely impacted our ability to conduct these activities effectively. These challenges include, but are not limited to, disruptions in our supply chain, such as delays in sourcing raw materials, logistical bottlenecks in shipping and transportation, and inefficiencies in our farming operations due to adverse weather conditions, labor shortages, or equipment failures. Additionally, geopolitical tensions, trade restrictions, fluctuating commodity prices, and increased competition in the agri-foods sector have compounded these issues, leading to halted or suspended trading activities and an inability to fulfill contracts or secure new ones.

As a result of these operational difficulties, we have had to curtail a significant portion of our operations, which has strained our liquidity, increased our reliance on external financing, and heightened the risk of default under our existing obligations. If we are unable to resolve these operational challenges in a timely manner—through measures such as restructuring our supply chain, diversifying our sourcing strategies, or investing in improved infrastructure—our business may continue to suffer prolonged periods of inactivity. This could lead to further erosion of our market position, loss of key customers and partners, regulatory scrutiny, or even insolvency. Moreover, our dependence on global markets exposes us to ongoing risks from external factors, including volatile commodity prices, changes in international trade policies, environmental regulations, and disruptions from events like pandemics, natural disasters, or political instability in key regions where we operate or source materials.

There can be no assurance that we will successfully overcome these operational issues or resume revenue-generating activities. Failure to do so could result in a material adverse effect on our financial condition, stock price, and ability to continue as a going concern, potentially leading to delisting from Nasdaq or other exchanges, reduced access to capital, and diminished investor confidence.

Our common stock may be delisted from Nasdaq, which could adversely affect the liquidity and marketability of our common stock and our ability to raise capital.

On September 9, 2025, we received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that our common stock had a closing bid price of less than $1.00 per share over the previous 30 consecutive business days from July 28, 2025, through September 8, 2025, and, as a result, does not comply with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). We are not eligible for the 180-calendar day compliance period specified in Nasdaq Listing Rule 5810(c)(3)(A) because we effected a 1-for-10 reverse stock split on October 18, 2024, which occurred during the prior one-year period. The Staff Determination notified us that our common stock would be delisted from The Nasdaq Capital Market unless we requested a hearing before the Nasdaq Hearings Panel (the “Panel”). We have requested such a hearing, which is scheduled for October 21, 2025. Our hearing request will automatically stay any suspension or delisting action of our common stock pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing.

There can be no assurance that the Panel will grant us an extension of time to regain compliance with the Minimum Bid Price Rule or that we will ultimately regain compliance within any extension period granted. If we fail to regain compliance and our common stock is delisted from Nasdaq, it could trade on the OTC Bulletin Board or in the “pink sheets,” which are generally considered less liquid and more volatile markets. Delisting could adversely affect the market price and liquidity of our common stock, reduce our ability to raise additional capital on favorable terms or at all, limit our visibility in the capital markets, and result in decreased analyst coverage and investor interest. Additionally, delisting may trigger defaults under certain of our agreements, increase our borrowing costs, or impose additional restrictions on our operations. These factors could have a material adverse effect on our business, financial condition, results of operations, and stock price.

If you purchase common stock or Warrants sold in this offering, you will experience immediate dilution as a result of this offering.

Because the price per share of our common stock being offered may be higher than the net tangible book value per share of our common stock, you will experience dilution to the extent of the difference between the offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of June 30, 2025, was approximately $0.36,25 per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding. After giving effect to the sale by us of 44,370 shares of common stock and 37,063 Warrants and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $2.80 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2025. after giving effect to this offering and the offering price. See the section entitled “Dilution” on page S-14 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

If you purchase shares of our common stock or Warrants in this offering, you may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we believe that we will offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock in the future. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering, and investors purchasing other securities in the future could have rights superior to existing stockholders.

In addition, we have a significant number of warrants, stock options and Convertible Notes outstanding. To the extent that outstanding warrants, stock options and Convertible Notes have been or may be exercised or converted or other shares issued, you may experience further dilution. Further, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Holders of the Warrants will have no rights as common stockholders until such holders exercise their Warrants and acquire shares of our common stock.

Until holders of the Warrants exercise their Warrants and acquire shares of our common stock, such holders will have no rights with respect to the shares of our common stock underlying such Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from this offering for general corporate purposes, including working capital. See “Use of Proceeds” on page S-13 for additional information. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

There is a limited trading market for our common stock, which could make it difficult to liquidate an investment in our common stock, in a timely manner.

Our common stock is currently traded on Nasdaq. Because there is a limited public market for our common stock, investors may not be able to liquidate their investment whenever desired. We cannot assure that there will be an active trading market for our common stock and the lack of an active public trading market could mean that investors may be exposed to increased risk. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity.

Issuance of additional shares and potential dilution related to convertible notes.

Our December 2024 Convertible Notes and June 2025 Notes (collectively, the “Notes”) contain conversion features that may result in the issuance of a significant number of additional shares of our common stock, which could substantially dilute the ownership interests of our existing shareholders and adversely affect the market price of our common stock.

On December 3, 2024, we issued $3.75 million in aggregate principal amount of December 2024 Convertible Notes. In September 2025, we amended the Notes to provide for a conversion price equal to 97% of the lowest closing price of the Common Stock during the three (3) Trading Days immediately prior to the conversion date.

Upon an event of default or change of control, holders may redeem all or part of these notes and, until the redemption price is paid in full, convert the redeemed portion at a variable conversion price equal to the lesser of (i) the fixed conversion price then in effect or (ii) the lowest Closing Bid Price of our common stock during the period from the redemption notice delivery to the date the notice is voided, if applicable. This variable conversion price could result in conversions at a significantly lower price than the fixed conversion price, increasing the number of shares issued and amplifying dilution.

On June 20, 2025, we issued $354,200 in aggregate principal amount of June 2025 Notes. Following an event of default and after 180 days from the issuance date, holders may convert all or part of the outstanding principal and interest into shares of our common stock at a conversion price equal to the greater of (i) $1.00 or (ii) 75% of the lowest trading price during the ten trading days prior to the conversion date. This variable conversion price, which although may not be less than $1.00, particularly if based on a discounted trading price, could lead to the issuance of a substantial number of shares, especially if our stock price declines significantly. Additionally, upon an event of default, the Notes become immediately due at 150% (or 175% for conversion-related defaults) of the outstanding amounts, which could further increase the conversion amount and exacerbate dilution.

The issuance of additional shares upon conversion of the Notes could significantly dilute the ownership percentage and voting power of existing shareholders.

Both Notes are subject to beneficial ownership limitations (9.99% for the December 2024 Convertible Notes and 4.99% for the June 2025 Notes). However, these limitations may not fully mitigate dilution, as holders of the Notes could convert up to these caps and sell the resulting shares issued upon conversion, potentially depressing our stock price further and triggering additional conversions at lower prices.

The potential for increased share issuance may also negatively impact the market price of our common stock, as the market may anticipate future dilution or react to actual share issuances. Sales of newly issued shares by noteholders, particularly in large volumes or at discounted prices, could create downward pressure on our stock price, making it more difficult for us to raise additional capital on favorable terms. Furthermore, events of default under the Notes, such as failure to pay principal or interest, delisting from Nasdaq, or bankruptcy, could accelerate conversion demands or redemption obligations, increasing the likelihood of significant share issuances and dilution at inopportune times.

If we are unable to maintain compliance with the terms of the Notes or if our stock price declines significantly, the risk of dilution and adverse effects on our stock price could be heightened. Shareholders may experience a material reduction in the value of their investment due to the dilutive impact of these financings and the associated market dynamics.

Our share price may be volatile and could decline substantially.

The market price of our common stock could be subject to significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects. Many factors may cause the market price for our common stock to decline, including:

●	shortfalls in revenues, cash flows or continued losses from operations;

●	our ability to continue as a going concern;

●	threatened or actual litigation or government investigations;

●	additional sales of our securities by us, our directors, executive officers or principal stockholders;

●	our operating and financial performance, quarterly or annual earnings relative to similar companies;

●	the public’s reaction to our press releases, our other public announcements and our filings with the Securities and Exchange Commission, or the SEC;

●	publication of research reports or news stories about us, our competitors or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

●	announcements by us or our competitors of acquisitions, business plans or commercial relationships;

●	any major change in our board of directors or senior management;

●	adverse market reaction to any indebtedness we may incur or securities we may issue in the future;

●	short sales, hedging and other derivative transactions in our securities;

●	our creditworthiness, financial condition, performance, and prospects;

●	our dividend policy and whether dividends on our common stock have been, and are likely to be, declared and paid from time to time;

●	perceptions of the investment opportunity associated with our securities relative to other investment alternatives;

●	regulatory or legal developments;

●	changes in general market, economic, and political conditions, as well as uncertainty resulting from the COVID-19 pandemic, geopolitical tensions, and other macroeconomic conditions;

●	conditions or trends in our industry, or customers;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	Our failure to meet the continued listing requirements of the Nasdaq Capital Market including the minimum stockholders’ equity and the minimum bid price requirement, which could result in a de-listing of our common stock; and

●	Sales of a substantial number of shares of our common stock in the public market by our existing stockholders

In addition, the stock market experiences extreme fluctuations in price and volume that particularly affect the market price of shares of companies like ours. These price and volume fluctuations are often unrelated or disproportionate to the operating performance of the affected companies. Because of this volatility, we may fail to meet the expectations of our stockholders or of securities analysts, and our stock price could decline as a result. Declines in our stock price for any reason, as well as broad-based market fluctuations or fluctuations related to our financial results or other developments, may adversely affect your ability to sell your shares at a price equal to or above the price at which you purchased them.

Because we do not currently intend to pay cash dividends on our common stock, stockholders will primarily benefit from an investment in our stock only if it appreciates in value.

We do not anticipate declaring or paying any cash dividends on our shares of common stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends or non-cash dividends will be at the discretion of our board of directors and will depend on factors the board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of any of our financing arrangements. Accordingly, realization of a gain on stockholders’ investments will primarily depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after Placement Agents fees and estimated offering expenses payable by us, will be approximately $985 thousand.

We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital. The timing and amount of our actual expenditures will be based on many factors and, as of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering.

We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of June 30, 2025. Such information is set forth on the following basis:

●	on an actual basis;

●	a pro forma basis, to give effect to the sale of the 44,370 shares of common stock in this Offering at an offering price of $6.14 per share and 37,063 Warrants, after deducting estimated Placement Agent fees and estimated offering expenses payable by us.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus (in thousands).

	As of June 30, 2025
	Actual	(Unaudited) Proforma
Cash and cash equivalents	$422	$922
Total liabilities	$94,690	$94,690
Total stockholders’ (deficit) equity	$35,939	$36,439
Total capitalization	$36,361	$37,361

The outstanding share information in the table above excludes the following:

●	155,433 shares of common stock issuable upon exercise of certain warrants at a weighted average exercise price of $19.71;

●	4,675 shares of common stock issuable upon exercise of certain stock options at a weighted average exercise price of $13.27 per share; and

●	565,738 shares of common stock issuable upon conversion of Convertible Notes outstanding in the approximate principal amount of $3,968,708.

DILUTION

If you invest in our common stock or Warrants, your interest will be diluted immediately to the extent of the difference between the offering price per share or Warrant and the as adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value as of June 30, 2025 was approximately $0.36.25 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of 44,370 shares of common stock in this Offering at the offering price set forth on the cover page of this prospectus supplement and Warrants to purchase 37,063 Warrant Shares with the purchase price of each pre-funded warrant on the cover page of this prospectus supplement, which is equal to the price per share at which shares of common stock are sold in the offering, minus $0.0001, the exercise price of each pre-funded warrant and after deducting estimated Placement Agents fees and expenses payable by us and excluding proceeds, if any, from the exercise of the Warrants issued pursuant to this offering our as adjusted net tangible book value as of June 30, 2025 would have been approximately $0.[ ] per share of common stock. This represents an immediate increase in net tangible book value of $0.[ ] per share to our existing stockholders and an immediate dilution in net tangible book value of $[ ] per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Offering price per share	$6.14
Net tangible book value per share as of June 30, 2025	$36.25
Increase per share attributable to this offering	$0.46
As adjusted net tangible book value per share as of June 30, 2025 after this offering	$36.71
Dilution per share to new investors participating in this offering	$2.80

Unless we indicate otherwise, all information in this prospectus is based on 991,443 shares of common stock outstanding as of September 22, 2025, and excludes, as of that date:

●	155,433 shares of common stock issuable upon exercise of certain warrants at a weighted average exercise price of $19.71;

●	4,675 shares of common stock issuable upon exercise of certain stock options at a weighted average exercise price of $13.27 per share; and

●	565,738 shares of common stock issuable upon conversion of Convertible Notes outstanding in the approximate principal amount of $3,968,708.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering 44,370 shares of our common stock and Warrants to purchase 37,063 shares of common stock.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Common Stock” beginning on page 3 of the accompanying prospectus.

Pre-Funded Warrants

The following is a summary of the material attributes and characteristics of the Warrants. The form of Warrants has been provided to the purchasers in this offering and will be filed as an exhibit to a Current Report on Form 8-K filed with the SEC, in connection with this offering. The following summary is subject in all respects to the provisions contained in the Warrants.

Each pre-funded warrant entitles the holder thereof to purchase shares of our common stock at an exercise price equal to $0.0001 per share. Each Warrant will be exercisable at any time beginning on the date of issuance. The number of shares of our common stock issuable upon exercise of each Warrant is subject to adjustment upon certain corporate events, including certain stock dividends and splits, combinations, reclassifications and certain other events.

The Warrants do not expire.

The holder of the Warrant may exercise the Warrant by delivering an exercise notice, completed and duly signed, and payment in cash of the exercise price for the number of shares of our common stock for which the Warrant is being exercised. The holder of the Warrant may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the Warrant in shares of common stock determined according to the formula set forth in the Warrant. No fractional shares of common stock will be issued in connection with the exercise of a Warrant.

Upon a holder’s exercise of the Warrant, we will issue the shares of common stock to which the holder is entitled pursuant to such exercise.

Holders of the Warrants will not be entitled to exercise any portion of any Warrant which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% or 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 4.99% or 9.99% of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. Such percentage may be increased by the holder of the pre-funded warrant to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.

Upon the consummation of a fundamental transaction (as described in the Warrants), the holders of the Warrants will be entitled to receive, upon exercise of the Warrants, the kind and amount of securities, cash, or other property that such holders would have received had they exercised the Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants, or a cash payment equal to the Black Scholes value set forth in the Warrant.

There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange or other nationally recognized trading system.

We will initially serve as the warrant agent under the Warrants. The Warrants do not confer upon the holder any voting or other rights as our stockholders.

PLAN OF DISTRIBUTION

We have entered into a securities purchase agreement with investors pursuant to which we will sell to such purchasers 44,370 shares of common stock and 37,063 Warrants.

The securities purchase agreement contains customary representations, warranties and covenants for transactions of this type. We have also agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the securities purchase agreement.

We engaged Digital Offering LLC (“Digital Offering” or the “Placement Agent”) for the Offering. We entered an engagement letter with Digital Offering on September 22, 2025. The Placement Agents is not purchasing or selling any of the securities we are offering, and they are not required to arrange the purchase or sale of any specific number of securities or dollar amount, but has agreed to use reasonable best efforts to arrange for the sale of the securities.

The Placement Agent propose to arrange for the sale of the securities we are offering pursuant to this prospectus supplement to one investor through a securities purchase agreement directly between the purchaser and us. We established the price following negotiations with the Placement Agent and prospective investor and with reference to the prevailing market price of our common stock, recent trends in such price and other factors. It is possible that not all of the securities we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We anticipate that the sale of the securities will be completed on the date indicated on the cover page of this prospectus supplement, subject to customary closing conditions. On the closing date, the following will occur:

●	We will receive funds in the amount of the aggregate purchase price;

●	The Placement Agent will receive the Placement Agents fees; and

●	We will deliver the securities to the Placement Agent on behalf of investor.

Fees and Expenses

We have agreed to pay the Placement Agent’s fees including 1.25% of the gross proceeds from the sale of the shares by Digital Offering being offered hereby.

We currently anticipate that the sale of securities offered by this prospectus supplement and the accompanying base prospectus will be completed on or about September 23, 2025, subject to customary closing conditions. At the closing, The Depository Trust Company will credit the shares of common stock to the respective accounts of the purchasers. The estimated offering expenses payable by us, excluding the Placement Agents fees payable to the Placement Agent, will be approximately $-0-, which includes legal and printing costs and various other fees associated with registering and listing the common stock. After deducting the Placement Agents fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $985 thousand.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches and representations and warranties. We have also agreed to contribute to payments the Placement Agents may be required to make in respect of such liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agents:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus supplement in electronic format may be made available on websites or through other online services maintained by the placement agent of the offering, or by its affiliates. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the Placement Agents’ website and any information contained in any other website maintained by the Placement Agents are not part of this prospectus supplement or the registration statement of which this prospectus supplement and accompanying prospectus form a part, has not been approved and/or endorsed by us or the Placement Agents in its capacity as a placement agent and should not be relied upon by investors.

Listing

Our common stock is traded on the Nasdaq Capital Market under the symbol “SDOT.”

Other Activities and Relationships

The Placement Agent and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of its various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agents or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the units offered hereby. Any such short positions could adversely affect future trading prices of the units offered hereby. The Placement Agent and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The foregoing includes a brief summary of certain provisions of the engagement letter entered with the Placement Agent and securities purchase agreement that we have entered into and does not purport to be a complete statement of their terms and conditions. A copy of the engagement letter with Digital Offering dated September 23, 2025, and the form of securities purchase agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-19.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Fleming PLLC, New York, New York. s

EXPERTS

The consolidated financial statements of Sadot Group Inc., as of December 31, 2024, and December 31, 2023, and for the twelve-month periods then ended, respectively, appearing in Sadot Group Inc.’s Annual Report on Form 10-K, have been audited by Kreit & Chiu CPA LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 11, 2025;

●	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, filed with the SEC on May 14, 2025;

●	our Current Reports on Form 8-K filed on February 5, 2025, February 13, 2025, February 20, 2025, March 31, 2025, April 17, 2025, April 30, 2025, May 8, 2025, May 23, 2025, May 29, 2025, June 24, 2025, June 26, 2025, July 23, 2025, July 25, 2025, August 1, 2025, September 11, 2025, and September 15, 2025; and

●	the description of the common stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on February 10, 2020 (File No. 001-39223) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description, including the description of the common stock contained under the caption “Description of Capital Stock,” in Exhibit 4.9 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 11, 2025 (File No. 001-10235), for the fiscal year ended December 31, 2024, and any amendment or other report filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Sadot Group Inc.

295 E. Renfro Street, Suite 209

Burleson, Texas 76028

Tel: 832-604-9568

PROSPECTUS

SADOT GROUP INC.

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell up to $50,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS“ ON PAGE 2 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The Nasdaq Capital Market under the symbol “SDOT.” On August 27, 2024 the last reported sale price of our common stock on The Nasdaq Capital Market was $0.45 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 29, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $50,000,000 as described in this prospectus.

This prospectus provides you only with a general description of the securities that we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Sadot Group,” “Sadot,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Sadot Group Inc., a Nevada corporation, and its consolidated subsidiaries unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

Our name, our logo, and our other trademarks or service marks appearing in this prospectus are the property of Sadot Group Inc. and its subsidiaries. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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ABOUT SADOT GROUP INC.

Overview

Sadot Group Inc. is our parent company and is headquartered in Burelson, Texas. In late 2022, Sadot Group began a transformation from a U.S.-centric restaurant business into a global organization focused on the Agri-foods supply-chain. Effective July 27, 2023, we changed our company name from Muscle Maker, Inc. to Sadot Group Inc. As of June 30, 2024, Sadot Group consisted of two distinct operating units.

●	Sadot LLC (“Sadot Agri-Foods”): Sadot Group’s largest operating unit is a global Agri-Foods company engaged in farming, commodity trading and shipping of food and feed (e.g., soybean meal, wheat and corn) via dry bulk cargo ships to/from markets such as Argentina, Australia, Bangladesh, Brazil, Canada, China, Columbia, Costa Rica, Dominican Republic, Ecuador, Egypt, Guinea, Honduras, India, Indonesia, Ivory Coast, Japan, Kenya, Malaysia, Morocco, Mozambique, Nigeria, Philippines, Poland, Romania, Saudi Arabia, South Korea, Sri Lanka, Ukraine, United States, Venezuela, Vietnam and Yemen, among others. Sadot Agri-Foods competes with the ABCD commodity companies (ADM, Bunge, Cargill, Louis-Dreyfus) as well as many regional organizations. Sadot Agri-Foods operates, through a majority owned subsidiary, a roughly 5,000 acre crop producing farm in Zambia with a focus on major commodities such as wheat, soy and corn alongside high-value tree crops such as avocado and mango. Sadot Agri-Foods was formed as part of the Company’s diversification strategy to own and operate, through its subsidiaries, the business lines throughout the food supply chain. Sadot Agri-Foods seeks to diversify over time into a sustainable and forward-looking global agri-foods company.

●	Sadot Restaurant Group, LLC (“Sadot Food Services”): has three unique “healthier for you” concepts, including two fast casual restaurant concepts, Pokémoto and Muscle Maker Grill, plus one subscription-based fresh prep meal concept, SuperFit Foods. The restaurants were founded on the belief of taking every-day menu options and converting them into “healthier for you” menu choices. Consumers are demanding healthier choices, customization, flavor and convenience. Each of our three concepts offers different menus that are tailored to specific consumer segments. We believe our concepts deliver highly differentiated customer experiences. This entire operating segment was identified as held for sale.

Corporate Information

We were incorporated in Nevada in October 2019. Our principal executive offices are located at 295 E. Renfro Street, Suite 209, Burelson, Texas 76028. Our telephone number is (832) 604-9568 and our website address is www.sadotgroupinc.com.

We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement, or the accompanying prospectus, and you should not consider information contained on our website as part of this prospectus supplement, or the accompanying prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision or acquiring any offered securities pursuant to this prospectus, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. You should also consider the risks, uncertainties, and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future. Moreover, the risks so described are not the only risks we face. Additional risks not presently known to us or that we currently perceive as immaterial may ultimately prove more significant than expected and impair our business operations. Any of these risks could adversely affect our business, financial condition, results of operations, and prospects. The trading price of our securities could decline due to any of these risks and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, liquidity, and results of operations. These forward-looking statements are not historical facts but rather are plans and predictions based on current expectations, estimates, and projections about our industry, our beliefs, and assumptions. We use words such as “may,” “will,” “could,” “should,” “anticipate,” “expect,” “intend,” “project,” “plan,” “believe,” “seek,” “estimate,” “assume,” and variations of these words and similar expressions to identify forward-looking statements. Statements in this prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include those described in the section above entitled “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, our subsequent Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024, and the risks detailed from time to time on our future reports filed with the SEC.

You should not place undue reliance on these forward-looking statements because the matters they describe are subject to certain risks, uncertainties, and assumptions that are difficult to predict. The forward-looking statements contained in this prospectus or any prospectus supplement are made as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Over time, our actual results, performance, or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus under the captions “Risk Factors,” and as well as in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

Except as set forth in any accompanying prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless the applicable prospectus supplement provides otherwise. General corporate purposes may include, and are not limited to the acquisition or licensing of other businesses, strategic investments in complementary businesses, general working capital, products, services, or technologies. We cannot specify with certainty all of the particular uses for the net proceeds to us from any securities offered offering or the amounts we will actually spend on the uses set forth above. However, we do not have agreements or commitments to enter into any such acquisitions or investments at this time. The expected use of net proceeds from this offering represents our intentions based upon our present plans and business conditions. We will have broad discretion over how to use the net proceeds to us from any securities offered under this prospectus.

The amount of what, and timing of when, we actually spend for these purposes may vary significantly and will depend on a number of factors, including our future revenue and expenses and the other factors described in the section of this prospectus captioned “Risk Factors” and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our subsequent Quarterly Reports on Form 10-Q and/or Current Reports on Form 8-K. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share.

As of August 29, 2024, there were 56,796,275 shares of common stock issued and outstanding.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board of Directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Our Amended and Restated Certificate of Incorporation, as amended, does not provide for cumulative voting for the election of directors. As a result, the holders of a majority of our voting shares can elect all of the directors then standing for election.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Pursuant to our Articles of Incorporation, as amended, our Board of Directors is authorized, subject to limitations prescribed by Nevada law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our Board of Directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plans to issue any shares of preferred stock and there are no shares of preferred stock currently issued and outstanding.

Outstanding Options and Warrants

The Company has 812,500 shares of our common stock that are subject to outstanding options and 15,986,747 shares of our common stock that are subject to outstanding warrants as of August 29, 2024.

Anti-takeover Effects of Certain Provisions of Our Articles of Incorporation and Bylaws and of Nevada Law

Nevada Law

Combinations with Interested Stockholder. Sections 78.411-78.444, inclusive, of the Nevada Revised Statutes (“NRS”) contain provisions governing combinations with an interested stockholder. For purposes of the NRS, “combinations” include: (i) any merger or consolidation with any interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any interested stockholder of corporate assets with an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s consolidated assets, 5% or more of the outstanding shares of the corporation or 10% or more of the earning power or net income of the corporation, (iii) the issuance to any interested stockholder of voting shares (except pursuant to a share dividend or similar proportionate distribution) with an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (iv) the dissolution of the corporation if proposed by or on behalf of any interested stockholder, (v) any reclassification of securities, recapitalization or corporate reorganization that will have the effect of increasing the proportionate share of the corporation’s outstanding voting shares held by any interested stockholder and (vi) any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other financial assistance. For purposes of the NRS, an “interested stockholder” is defined to include any beneficial owner of more than 10% of any class of the voting securities of a Nevada corporation and any person who is an affiliate or associate of the corporation and was at any time during the preceding three years the beneficial owner or more than 10% of any class of the voting securities of the Nevada corporation.

Subject to certain exceptions, the provisions of the NRS governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder.

Control Share Acquisitions. The NRS also contains a “control share acquisitions statute.” If applicable to a Nevada corporation, this statute restricts the voting rights of certain stockholders referred to as “acquiring persons,” that acquire or offer to acquire ownership of a “controlling interest” in the outstanding voting stock of an “issuing corporation.” For purposes of these provisions a “controlling interest” means, with certain exceptions, the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors and “issuing corporation” means a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation. The NRS allows a corporation to “opt-out” of the control share acquisitions statute by providing in such corporation’s articles of incorporation or bylaws that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

Removal of Directors. Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a director from office. As such, it may be more difficult for stockholders to remove directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

Articles of Incorporation and Bylaws

No Cumulative Voting. Where cumulative voting is permitted in the election of directors, each share is entitled to as many votes as there are directors to be elected and each stockholder may cast all of its votes for a single director nominee or distribute them among two or more director nominees. Thus, cumulative voting makes it easier for a minority stockholder to elect a director. Our articles of incorporation deny stockholders the right to vote cumulatively.

Authorized But Unissued Shares. Our articles of incorporation permit the board to authorize the issuance of preferred stock, and to designate the rights and preferences of our preferred stock, without obtaining stockholder approval. One of the effects of undesignated preferred stock may be to enable the board to render more difficult or to discourage a third party’s attempt to obtain control of Sadot by means of a tender offer, proxy contest, merger, or otherwise. The issuance of shares of preferred stock also may discourage a party from making a bid for the common stock because the issuance may adversely affect the rights of the holders of common stock. For example, preferred stock that we issue may rank prior to the common stock as to dividend rights, liquidation preference, or both, may have special voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Limitations on Liability and Indemnification of Officers and Directors

The NRS limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. Our articles of incorporation, as amended, require us, to the fullest extent permitted by the NRS, as the same may be amended and supplemented, to indemnify any and all persons whom we have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, which is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The limitation of liability and indemnification provisions under the NRS and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Listing of Common Shares

Our common stock is listed on the Nasdaq Capital Market under the symbol “SDOT.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, Inc., located at 462 South 4th Street, Suite 1600, Louisville, KY 40202, and its telephone number is 1-877-373-6374.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We may issue debt securities from time to time in one or more distinct series. The debt securities will be senior debt securities and will be issued under an indenture between us and a trustee. If we issue debt securities pursuant to an indenture, in the applicable prospectus supplement we will specify the trustee under such indenture. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank equally with any of our other senior and unsubordinated debt.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

●	the title of the debt securities;

●	any limit upon the aggregate principal amount of the debt securities;

●	the date or dates on which the principal amount of the debt securities will mature;

●	if the debt securities bear interest, the rate or rates at which the debt securities bear interest and the date or dates from which interest will accrue;

●	if the debt securities bear interest, the dates on which interest will be payable and the regular record dates for interest payments;

●	the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

●	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

●	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

●	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

●	if the currency in which the debt securities will be issuable is U.S. dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

●	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

●	the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of default or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

●	the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

●	if other than U.S. dollars, the currency in which the debt securities will be paid or denominated;

●	if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

●	the designation of the original currency determination agent, if any;

●	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

●	if the debt security is also an original issue discount debt security, the yield to maturity;

●	if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

●	the date as of which any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

●	whether and under what circumstances we will pay additional amounts to non-U.S. holders in respect of any tax assessment or government charge;

●	whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

●	if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

●	the assets, if any, that will be pledged as security for the payment of the debt security;

●	the forms of the debt securities; and

●	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

In addition, any debt securities offered hereby may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The applicable prospectus supplement will set forth the terms and conditions of such conversion or exchange, including, if applicable:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants;

●	which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States Federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

●	exercise any rights as shareholders of Sadot.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

DESCRIPTION OF UNITS

Below is a description of certain general terms and provisions of the units that we may offer. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

We may issue units comprised of our common stock, our preferred stock, debt securities, warrants, rights, purchase contracts, or any combination of such securities under this prospectus. Units may be issued in one or more series, independently or together with shares of our common stock, our preferred stock, debt securities, warrants, rights or purchase contracts, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the securities included in the units will be separately transferable;

●	any provisions of the governing unit agreement that differ from those described in this section; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together:

●	directly to purchasers;

●	through agents;

●	to or through underwriters;

●	through dealers;

●	in “at-the-market” offerings (as defined in Rule 415 under the Securities Act);

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through a combination of any of these methods of sale; or

●	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution. We may effect the distribution of the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed from time to time;

●	at market prices prevailing at the times of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

For example, we may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may also sell securities through a rights offering, forward contracts or similar arrangements.

The securities issued and sold under this prospectus will have no established trading market, other than our common stock, which is listed on The Nasdaq Capital Market. Any shares of our common stock sold pursuant to this prospectus will be eligible for listing and trading on The Nasdaq Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common stock, may or may not be listed on a national securities exchange or other trading market.

We will set forth in a prospectus supplement:

●	the terms of any underwriting or other agreement that we reach relating to sales under this prospectus;

●	the method of distribution of the securities;

●	the names of any agents, underwriters or dealers, including any managing underwriters, used in the offering of securities;

●	the terms of any direct sales, including the terms of any bidding or auction process, or the terms of any other transactions;

●	any delayed delivery obligations to take the securities;

●	the compensation payable to agents, underwriters and dealers, which may be in the form of discounts, concessions or commissions;

●	any activities that may be undertaken by agents, underwriters and dealers to stabilize, maintain or otherwise affect the price of the securities; and

●	any indemnification and contribution obligations owing to agents, underwriters and dealers.

If we sell directly to institutional investors or others, they may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. Unless otherwise indicated in a prospectus supplement, if we sell through an agent, such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act. If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of the activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

No securities may be sold under this prospectus without delivery, in paper format or in electronic format, or both, of the applicable prospectus supplement describing the method and terms of the offering.

LEGAL MATTERS

The validity of the securities offered under this prospectus will be passed upon by Fleming PLLC, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements of Sadot Group Inc. as of and for the years ended December 31, 2023 and 2022, incorporated by reference in this prospectus and registration statement of which this prospectus is a part, have been included herein in reliance on the report of Kreit & Chiu CPA LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference” on page 16 of this prospectus. In addition, you may request copies of these filings at no cost by writing, telephoning, or emailing us at the following address, telephone number, or email address, respectively:

Sadot Group Inc.

295 E. Renfro Street, Suite 209

Burleson, Texas 76028

Telephone: (832) 604-9568

IR@sadotco.com

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus supplement.

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 20, 2024;

●	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2024, filed with the SEC on May 15, 2024 and for the period ended June 30, 2024, filed with the SEC on August 13, 2024;

●	our Current Reports on Form 8-K filed on March 20, 2024, April 17, 2024, May 8, 2024, May 15, 2024, August 13, 2024 and August 19, 2024; and

●	the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on February 10, 2020 (File No. 001-39223) pursuant to Section 12 of the

Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description, including the description of the Common Stock contained under the caption “Description of Capital Stock,” in Exhibit 4.9 to the Company’s Annual Report on Form 10-K, filed with the Commission on March 20, 2024 (File No. 001-10235), for the fiscal year ended December 31, 2023, and any amendment or other report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the shares of common stock made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing, by telephone, or by email at the following addresses:

Sadot Group Inc.

295 E. Renfro Street, Suite 209

Burleson, Texas 76028

Telephone: (832) 604-9568

IR@sadotco.com

44,370 Shares of Common Stock

Pre-Funded Warrants to Purchase 37,063 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Digital Offering LLC

September 23, 2025